AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT
                    AMONG GREAT WEST LIFE INSURANCE COMPANY,
                          SAFECO RESOURCE SERIES TRUST,
                         SAFECO ASSET MANAGEMENT COMPANY
                           SAFECO SECURITIES, INC. AND
                            CHARLES SCHWAB & CO. INC.

THIS AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of
December_, 2003, amends the Participation Agreement dated as of May 1, 1997 as amended April 2, 1999, February 7,2001, March 15,2001, and May 14,2003 (collectively the "Agreement") among GREAT WEST LIFE INSURANCE COMPANY ("GWL&A ") on its own behalf and on behalf of each of its separate accounts, SAFECO RESOURCE SERIES TRUST (the "Fund") SAFECO ASSET MANAGEMENT COMPANY ("Adviser"), SAFECO SECURITIES, INC. (the "Distributor"), and CHARLES SCHW AD & CO, INC., ("Schwab") (collectively, the "Parties"). All capitalized terms not otherwise defmed in this Amendment, shall have the same meaning as ascribed in the Agreement.

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1. Section 1.1 of the agreement is replaced by the following:

1.1 Distributor hereby appoints GWL&A as agent for the Fund for the limited purpose of accepting purchase and redemption orders for Fund shares from the Contract owners. On each day the New York Stock Exchange (the "Exchange") is open for business (each, a "Business Day"), GWL&A may receive instructions from the Contract owners for the purchase or redemption of shares of the Portfolios ("Orders"). Orders received and accepted by GWL&A prior to the close of regular trading on the Exchange (the "Close of Trading") on any given Business Day ( currently, 4:00 p.m. Eastern time) will be executed at the net asset value determined as of the Close of Trading on such Business Day. Any Orders received by GWL&A on such day but after the Close of Trading will be executed at the net asset value determined as of the Close of Trading on the next Business Day following the day of receipt of such Order. The day as of which an Order is executed by the Funds' transfer agent pursuant to the provisions set forth above is referred to herein as the "Trade Date". All orders are subject to acceptance or rejection by Distributor or the Portfolios in the sole discretion of either of them.

2. Except as amended herein, the Agreement, and any past amendments thereto, is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above. GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, on behalf of itself and each of its Separate Accounts named in

SAFECO RESOURCE SERIES TRUST

SAFECO SECURITIES, INC.

SAFECO ASSET MANAGEMENT COMPANY

CHARLES SCHWAB & CO., INC.